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                      YURIE SYSTEMS, INC. AND SUBSIDIARIES

             COMPUTATION OF DILUTED EARNINGS PER COMMON AND COMMON
              EQUIVALENT SHARES FOR THE THREE MONTH PERIODS ENDED
                            MARCH 31, 1998 AND 1997

                                  (UNAUDITED)





                                                                         1998                1997
                                                                     --------------     ---------------
            Net Income                                                $  3,764,810        $    676,900
                                                                     ==============     ===============

            Average shares outstanding during the period                25,385,137          23,400,496

            Dilutive effect of stock options after application
                 of treasury stock method                                2,144,304           1,676,749
                                                                     --------------     ---------------

            Average number of shares and equivalent shares
                 outstanding during the period                          27,529,441          25,077,245
                                                                     ==============     ===============

            Diluted earnings per common and common
                 equivalent share                                     $       0.14       $        0.03
                                                                     ==============     ===============





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